Exhibit 10.3.4

GOODRX HOLDINGS, INC.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE (PERFORMANCE-VESTING)

GoodRx Holdings, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the GoodRx Holdings, Inc. 2020 Incentive Award Plan (as amended from time to time, the “Plan”), the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A and the Vesting Schedule attached hereto as Exhibit B (Exhibits A and B, collectively, the “Agreement”), all of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[Trevor Bezdek / Douglas Hirsch]

Grant Date:	[________]

Expiration Date:	[Will refer to seven-year anniversary of Grant Date]

Number of RSUs:	8,211,022

Type of Shares:	Class B Common Stock

Vesting Schedule:	Exhibit B.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

GOODRX HOLDINGS, INC.	PARTICIPANT
By:

Name:	[Trevor Bezdek / Douglas Hirsch]

Title:

Exhibit A

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Award of RSUs(a) . The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one share of Class B Common Stock (each, a “Share”) as set forth in this Agreement; provided, however, that Shares issuable and issued hereunder are subject to Section V.A.7 of the Charter regarding the conversion of shares of Class B Common Stock to Class A Common Stock. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. Except as expressly set forth herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3 Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

1.4 Defined Terms. As used in this Agreement:

(a) “Assumed” means that, with respect to the RSUs, an Assumption has occurred in connection with a Change in Control.

(b) “Cause” shall have the meaning set forth in the Employment Agreement, as in effect on the date hereof.

(c) “Change in Control” shall have the meaning set forth in the Plan, but shall exclude a Non-Transactional Change in Control.

(d) “Disability” shall have the meaning set forth in the Employment Agreement, as in effect on the date hereof.

(e) “Employment Agreement” shall mean that certain Amended and Restated Employment Agreement by and between Participant and GoodRx, Inc., dated as of [____], 2020.

(f) “Good Reason” shall have the meaning set forth in the Employment Agreement, as in effect on the date hereof.

(g) “Qualifying Termination” means a termination of Participant’s employment by the Company without Cause or by Participant for Good Reason.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 General Vesting; Forfeiture.

(a) Subject to Sections 2.2 and 2.3, the RSUs will vest based on the achievement of Price Per Share Goals as defined in and as set forth in Exhibit B, subject to Participant’s continued employment with the Company or its Subsidiaries through the applicable Vesting Date(s) (as defined in Exhibit B).

(b) Notwithstanding anything to the contrary contained herein, all RSUs that have not become vested prior to or on the Expiration Date automatically will be forfeited and terminated as of the Expiration Date without consideration therefor.

2.2 Change in Control. If (i) a Change in Control occurs during the Performance Period, (ii) Participant remains in continued employment until at least immediately prior to the Change in Control or Participant experienced a Qualifying Termination within the two years prior to such Change in Control, and (iii) some or all RSUs remain outstanding as of immediately prior to such Change in Control, then the treatment of the RSUs shall be determined as set forth below based on the CIC Price (as defined in Exhibit B).

(a) If a Price Per Share Goal is achieved based on the CIC Price, then the RSUs that are eligible to vest as a result of achieving such Price Per Share Goal shall vest as of immediately prior to the closing of such Change in Control.

(b) Notwithstanding anything to the contrary contained in Section 8.3 of the Plan, if, following the application of Section 2.2(a), any RSUs remain outstanding and unvested after the Change in Control occurs due to failure to achieve a Price Per Share Goal, then such RSUs automatically will be forfeited and terminated as of immediately prior to such Change in Control without consideration therefor.

2.3 Termination of Employment.

(a) In the event of a Qualifying Termination during the Performance Period, then any RSUs that remain outstanding and unvested as of such termination of employment shall remain outstanding and eligible to vest on the applicable Vesting Date(s) based on the achievement of the Price Per Share Goals set forth on Exhibit B, or pursuant to Section 2.2(a), as applicable. Such RSUs shall remain outstanding and eligible to vest until the earliest of (i) the Expiration Date, (ii) a Change in Control and (iii) the two-year anniversary of such termination of employment (such earliest date, the “Qualifying Termination End Date”). To the extent any RSUs have not become vested on or prior to the Qualifying Termination End Date, such RSUs automatically will be forfeited and terminated as of the Qualifying Termination End Date without consideration therefor.

(b) If Participant experiences a termination of employment due to Participant’s death or Disability during the Performance Period, then if a Price Per Share Goal is achieved as of the date of such termination based on the Fair Market Value of a share of Class A Common Stock on such date (evaluated without regard to the 20 consecutive trading-day requirement), then any RSUs that are eligible to vest as a result of achieving such Price Per Share Goal shall vest as of the termination date. To the extent any RSUs have not become vested prior to or in connection with such termination of employment, such RSUs automatically will be forfeited and terminated as of the termination date without consideration therefor.

(c) The treatment set forth in each of Sections 2.3(a) and (b) is subject to Participant’s (or Participant’s estate) timely execution and non-revocation of a general release of claims substantially in the form attached to the Employment Agreement (the “Release”).

(d) In the event of Participant’s termination of employment for any reason other than as set forth in Sections 2.3(a)—(b), all then-unvested RSUs automatically will be forfeited and terminated without consideration therefor, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.4 Settlement.

(a) The RSUs will be paid in Shares, to the extent vested on the earlier to occur of: (i) the third anniversary of the applicable Vesting Date, and (ii) the date of the occurrence of a “change of control event” (within the meaning of Section 409A) with respect to the Company; provided, however, that in the event that the Administrator reasonably determines that the Company shall not be able to effectuate a Net Settlement (as defined below) with respect to some or all of such RSUs due to insufficient cash at the Company, then the parties agree to cooperate in good faith to determine a mutually agreeable solution that complies with Section 409A. Notwithstanding anything to the contrary contained in the foregoing proviso, the exact payment date of any RSUs shall be determined by the Company in its sole discretion (and Participant shall not have a right to designate the time of payment).

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of RSUs (this “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Tax Withholding.

(a) The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligation, (including the Participant’s FICA obligation, which may arise prior to settlement of the RSUs (a “Net Settlement”). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. To the extent that any FICA tax withholding obligations arise in connection with the RSUs prior to the date on which on which such RSUs should otherwise become payable to Participant, then the Company may accelerate the payment of a number of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with such accelerated payment, and the Company or an affiliate may withhold such amounts in satisfaction of such withholding obligations.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

3.3 Section 409A.

(a) General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.

(b) Non-qualified Deferred Compensation. Sections 10.6(b) and (c) of the Plan shall apply to the RSUs and this Agreement.

ARTICLE IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Price Per Share goals are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Clawback. Notwithstanding Section 10.13 of the Plan, the Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company to the extent required in order to comply with Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. For clarity, this Section 4.2 shall supersede Section 10.13 of the Plan with respect to the RSUs and the Shares issuable hereunder. The Company and Participant acknowledge that neither this Section 4.2 nor Section 10.13 of the Plan are intended to limit any clawback and/or disgorgement of the Award and/or the Shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

EXHIBIT B

VESTING SCHEDULE

General.

The RSUs will be eligible to vest on each potential Vesting Date(s) during the Performance Period based on the achievement of the Price Per Share Goals set forth in the table below on the attached Schedule, or such other Vesting Dates as specified in Sections 2.2 and 2.3 of the Agreement; provided that, except as set forth in Section 2.2 and 2.3 of the Agreement, Participant has been in continued employment with the Company or its Subsidiaries from the Grant Date through the applicable Vesting Date.

For the avoidance of doubt, each Price Per Share Goal may be achieved only once during the Performance Period and more than one Price Per Share Goal may be achieved on a particular date. For example, if a Price Per Share Goal of $40.31 per Share is determined by the Administrator to have been satisfied on January 1, 2021, the Price Per Share thereafter drops below such level and again reaches $40.31 per Share during the 20 consecutive trading-day period ending June 30, 2021, no additional RSUs shall vest as a result of reaching the same Price Per Share Goal for a second time. In no event may more than 8,211,022 RSUs vest pursuant to this Award.

Definitions.

“CIC Price” means the price per share of Class A Common Stock paid by an acquiror in connection with such Change in Control or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator (including in connection with valuing any shares that are not publicly traded), the Price Per Share shall mean the value of the consideration paid per share of Class A Common Stock based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such additional consideration shall be determined by the Administrator in its reasonable discretion.

“Performance Period” means the period beginning on the Grant Date and ending on the Expiration Date.

“Price Per Share” means the Fair Market Value of a share of Class A Common Stock; provided, however, that for purposes of determining whether any RSUs become vested in connection with a Change in Control during the Performance Period, then the Price Per Share shall mean the CIC Price.

“Price Per Share Goal” means a target average Price Per Share as set forth in the table below on the attached Schedule, measured over any 20 consecutive trading-day period during the Performance Period; provided, however, that for purposes of determining whether any RSUs become vested in connection with a Change in Control during the Performance Period, the Price Per Share Goal shall be evaluated solely by reference to the CIC Price and provided, further, that in the event of a termination due to death or Disability, the Price Per Share Goal shall be evaluated as provided for in Section 2.3(b).

“Vesting Date” means the first date occurring during the Performance Period in which a Price Per Share Goal is achieved, subject to certification by the Administrator that the applicable Price Per Share Goal has been achieved (provided that no such certification shall be required in the event one or more Price Per Share Goals are achieved as a result of the occurrence of a Change in Control). In the event a RSU vests (i) upon a Change in Control, the “Vesting Date” shall mean the date of such Change in Control or (ii) upon a termination of employment due to Participant’s death or Disability, the “Vesting Date” shall mean such termination date.

B-1

Examples.

1. General. The average Fair Market Value of a share of Class A Common Stock based on the 20 consecutive trading days through and including June 1, 2021 equals or exceeds $6.07 for the first time since the Grant Date. The RSUs eligible to vest in accordance with the achievement of such Price Per Share Goal (41,055 RSUs) shall vest as of June 1, 2021.

2. Change in Control; No Prior Achievement of Price Per Share Goal. In connection with a Change in Control, the CIC Price equals $45.60 per Share. Prior to the Change in Control, the highest Price Per Share Goal attained was $40.31 (meaning that 6,158,266 RSUs previously vested). The number of RSUs that become vested in connection with the Change in Control shall equal 985,323 RSUs (for a total of 7,143,589 RSUs).

B-2

SCHEDULE

Price Per Share Goal	% of RSUs to Vest	Price Per Share Goal	% of RSUs to Vest	Price Per Share Goal	% of RSUs to Vest	Price Per Share Goal	% of RSUs to Vest
$6.07	0.5%	$17.84	0.5%	$29.32	0.5%	$40.53	0.5%
$6.30	0.5%	$18.07	0.5%	$29.55	0.5%	$40.75	0.5%
$6.54	0.5%	$18.30	0.5%	$29.76	0.5%	$40.97	0.5%
$6.78	0.5%	$18.54	0.5%	$29.99	0.5%	$41.19	0.5%
$7.02	0.5%	$18.77	0.5%	$30.22	0.5%	$41.42	0.5%
$7.26	0.5%	$19.00	0.5%	$30.44	0.5%	$41.64	0.5%
$7.50	0.5%	$19.23	0.5%	$30.67	0.5%	$41.86	0.5%
$7.73	0.5%	$19.46	0.5%	$30.90	0.5%	$42.08	0.5%
$7.97	0.5%	$19.70	0.5%	$31.12	0.5%	$42.30	0.5%
$8.21	0.5%	$19.93	0.5%	$31.35	0.5%	$42.52	0.5%
$8.44	0.5%	$20.16	0.5%	$31.58	0.5%	$42.74	0.5%
$8.68	0.5%	$20.39	0.5%	$31.80	0.5%	$42.96	0.5%
$8.92	0.5%	$20.62	0.5%	$32.03	0.5%	$43.18	0.5%
$9.16	0.5%	$20.85	0.5%	$32.25	0.5%	$43.40	0.5%
$9.39	0.5%	$21.08	0.5%	$32.48	0.5%	$43.62	0.5%
$9.63	0.5%	$21.32	0.5%	$32.70	0.5%	$43.84	0.5%
$9.87	0.5%	$21.55	0.5%	$32.93	0.5%	$44.07	0.5%
$10.10	0.5%	$21.78	0.5%	$33.15	0.5%	$44.29	0.5%
$10.34	0.5%	$22.01	0.5%	$33.38	0.5%	$44.51	0.5%
$10.58	0.5%	$22.24	0.5%	$33.60	0.5%	$44.73	0.5%
$10.81	0.5%	$22.47	0.5%	$33.83	0.5%	$44.94	0.5%
$11.05	0.5%	$22.70	0.5%	$34.05	0.5%	$45.16	0.5%
$11.28	0.5%	$22.93	0.5%	$34.28	0.5%	$45.38	0.5%
$11.52	0.5%	$23.16	0.5%	$34.50	0.5%	$45.60	0.5%
$11.75	0.5%	$23.39	0.5%	$34.73	0.5%	$45.82	0.5%
$11.99	0.5%	$23.62	0.5%	$34.95	0.5%	$46.04	0.5%
$12.23	0.5%	$23.84	0.5%	$35.18	0.5%	$46.26	0.5%
$12.46	0.5%	$24.07	0.5%	$35.40	0.5%	$46.48	0.5%
$12.70	0.5%	$24.30	0.5%	$35.63	0.5%	$46.70	0.5%
$12.93	0.5%	$24.53	0.5%	$35.85	0.5%	$46.92	0.5%
$13.17	0.5%	$24.76	0.5%	$36.07	0.5%	$47.14	0.5%
$13.40	0.5%	$24.99	0.5%	$36.30	0.5%	$47.36	0.5%
$13.64	0.5%	$25.22	0.5%	$36.52	0.5%	$47.57	0.5%
$13.87	0.5%	$25.45	0.5%	$36.74	0.5%	$47.79	0.5%
$14.11	0.5%	$25.67	0.5%	$36.97	0.5%	$48.01	0.5%
$14.34	0.5%	$25.90	0.5%	$37.19	0.5%	$48.23	0.5%
$14.57	0.5%	$26.13	0.5%	$37.41	0.5%	$48.45	0.5%
$14.81	0.5%	$26.36	0.5%	$37.64	0.5%	$48.67	0.5%
$15.04	0.5%	$26.59	0.5%	$37.86	0.5%	$48.88	0.5%
$15.28	0.5%	$26.82	0.5%	$38.08	0.5%	$49.10	0.5%
$15.51	0.5%	$27.05	0.5%	$38.31	0.5%	$49.32	0.5%
$15.74	0.5%	$27.27	0.5%	$38.53	0.5%	$49.54	0.5%
$15.98	0.5%	$27.50	0.5%	$38.75	0.5%	$49.76	0.5%
$16.21	0.5%	$27.73	0.5%	$38.97	0.5%	$49.97	0.5%
$16.45	0.5%	$27.96	0.5%	$39.20	0.5%	$50.19	0.5%
$16.68	0.5%	$28.19	0.5%	$39.42	0.5%	$50.41	0.5%
$16.91	0.5%	$28.41	0.5%	$39.64	0.5%	$50.62	0.5%
$17.14	0.5%	$28.64	0.5%	$39.86	0.5%	$50.84	0.5%
$17.38	0.5%	$28.87	0.5%	$40.09	0.5%	$51.06	0.5%
$17.61	0.5%	$29.09	0.5%	$40.31	0.5%	$51.28	0.5%

B-3